EXHIBIT 99.1

Universal Compression Holdings, Inc.
4444 Brittmoore Road
Houston, Texas 77041
NYSE: UCO

Contact:

David Oatman

Vice President, Investor Relations

713-335-7460

FOR IMMEDIATE RELEASE

TUESDAY, JANUARY 25, 2005

UNIVERSAL COMPRESSION REPORTS
FISCAL 2005 THIRD QUARTER RESULTS

Houston, January 25, 2005 — Universal Compression Holdings, Inc. (NYSE: UCO), a leading provider of natural gas compression services, today reported net income of $14.1 million, or $0.44 per diluted share, in the fiscal 2005 third quarter compared to $12.2 million, or $0.38 per diluted share, in the fiscal 2005 second quarter and $11.7 million, or $0.38 per diluted share, in the fiscal 2004 third quarter.

Revenue was a record $192.7 million in the fiscal 2005 third quarter compared to $191.9 million in the fiscal 2005 second quarter and $170.2 million in the fiscal 2004 third quarter.  EBITDA, as adjusted (as defined below), was a record $61.0 million in the fiscal 2005 third quarter compared to $59.5 million in the fiscal 2005 second quarter and $58.1 million in the fiscal 2004 third quarter.

“Universal achieved record levels of revenue and EBITDA in the fiscal 2005 third quarter, which was highlighted by increased contract compression activity in both domestic and international markets.  With the continued implementation of our growth strategies, we have recorded sequential improvement in earnings per diluted share during the first three quarters of fiscal 2005,” said Stephen A. Snider, Universal’s President and Chief Executive Officer.  “Looking ahead, we have a positive outlook for the first half of calendar 2005 due to continuing strong worldwide market conditions and expected contributions from previously announced new operations in Latin America and Canada.”

“The recent closing of our new credit facility significantly enhances the Company’s financial position.  We plan to use this facility to redeem the outstanding $440 million of 8.875% senior secured notes on February 15, 2005, which will result in lower ongoing interest expense and extended debt maturities,” added Michael Anderson, Universal’s Chief Financial Officer.

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Guidance

For the three months ending March 31, 2005, the Company expects revenue to be $185 million to $195 million and earnings per diluted share to be $0.44 to $0.48, excluding debt extinguishment costs of approximately $26 million on a pretax basis, or $0.52 per diluted share on an after-tax basis, related to the redemption of the 8.875% notes.  Including debt extinguishment costs, the Company expects a net loss per diluted share of $0.08 to $0.04 in the three months ending March 31, 2005.  For the twelve months ending March 31, 2005, the Company expects revenue of $755 million to $765 million and earnings per diluted share of $1.58 to $1.62, excluding the gain on termination of interest rate swaps and debt extinguishment costs.  Including these items, the Company expects earnings per diluted share of $1.11 to $1.15 in fiscal year 2005.

Conference Call

Universal will host a conference call today, January 25, 2005 at 10:00 am Central Time, 11:00 am Eastern Time, to discuss the quarter’s results and other corporate matters.  The conference call will be broadcast live over the Internet to provide interested persons the opportunity to listen.  The call will also be archived for approximately 90 days to provide an opportunity to those unable to listen to the live broadcast. Both the live broadcast and replay of the archived version are free of charge to the user.

Persons wishing to listen to the conference call live may do so by logging onto http://www.universalcompression.com (click “Investor Home” in the “Investor Relations” section) or
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=121184&eventID=995295 at least 15 minutes prior to the start of the call.  The replay of the call will be available at the website www.universalcompression.com.

EBITDA, as adjusted, is defined as net income plus income taxes, interest expense (including debt extinguishment costs and excluding gain on termination of interest rate swaps), operating lease expense, depreciation and amortization, foreign currency gains or losses, excluding non-recurring items (including facility consolidation costs), and extraordinary gains or losses.

Universal Compression, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.

Statements about Universal’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Universal’s control, which could cause actual results to differ materially from such statements. While Universal believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the important factors that could cause actual results to differ materially from those indicated

by such forward-looking statements are the demand for Universal’s products and services and worldwide economic and political conditions. These and other risk factors are discussed in Universal’s filings with the Securities and Exchange Commission, copies of which are available to the public. Universal expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

UNIVERSAL COMPRESSION HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2004	September 30, 2004	December 31, 2003
Revenue:
Domestic contract compression	$75,170	$73,178	$71,067
International contract compression	27,810	22,872	20,789
Fabrication	50,823	57,772	42,092
Aftermarket services	38,873	38,062	36,219
Total revenue	192,676	191,884	170,167

Costs and expenses:
Domestic contract compression - direct costs	27,071	26,798	25,073
International contract compression - direct costs	6,427	5,412	4,981
Fabrication - direct costs	48,605	51,772	38,480
Aftermarket services - direct costs	30,917	30,204	29,053
Depreciation and amortization	23,611	23,123	21,504
Selling, general and administrative	19,224	18,245	16,101
Interest expense	16,821	16,154	17,994
Foreign currency (gain) loss	(238)	882	(466)
Other (income) expense	(589)	(56)	(1,630)
Total costs and expenses	171,849	172,534	151,090

Income before income taxes	20,827	19,350	19,077

Income taxes	6,702	7,160	7,344

Net income	$14,125	$12,190	$11,733

Weighted average common and common equivalent shares outstanding:
Basic	31,406	31,336	30,841

Diluted	32,082	32,045	31,243

Earnings per share:
Basic	$0.45	$0.39	$0.38

Diluted	$0.44	$0.38	$0.38

UNIVERSAL COMPRESSION HOLDINGS, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(Dollars in thousands)

	Three Months Ended
	December 31, 2004	September 30, 2004	December 31, 2003
Revenue:
Domestic contract compression	$75,170	$73,178	$71,067
International contract compression	27,810	22,872	20,789
Fabrication	50,823	57,772	42,092
Aftermarket services	38,873	38,062	36,219
Total	$192,676	$191,884	$170,167

Gross Profit:
Domestic contract compression	$48,099	$46,380	$45,994
International contract compression	21,383	17,460	15,808
Fabrication	2,218	6,000	3,612
Aftermarket services	7,956	7,858	7,166
Total	$79,656	$77,698	$72,580

Selling, General and Administrative	$19,224	$18,245	$16,101
% of Revenue	10%	10%	9%

EBITDA, as adjusted	$61,021	$59,509	$58,109
% of Revenue	32%	31%	34%

Capital Expenditures	$45,797	$39,240	$31,153

Profit Margin:
Domestic contract compression	64%	63%	65%
International contract compression	77%	76%	76%
Fabrication	4%	10%	9%
Aftermarket services	20%	21%	20%
Total	41%	40%	43%

Reconciliation of GAAP to Non-GAAP Financial Information:
Net income	$14,125	$12,190	$11,733
Income taxes	6,702	7,160	7,344
Depreciation and amortization	23,611	23,123	21,504
Interest expense	16,821	16,154	17,994
Foreign currency (gain) loss	(238)	882	(466)
EBITDA, as adjusted (1)	$61,021	$59,509	$58,109

	December 31, 2004	September 30, 2004	December 31, 2003

Debt (2)	$847,057	$792,966	$889,262
Stockholders’ Equity	$856,334	$832,604	$779,800
Total Debt to Capitalization	49.7%	48.8%	53.3%

(1) Management believes disclosure of EBITDA, as adjusted, a non-GAAP measure, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, it provides a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, as a supplemental measure to review current period operating performance, a comparability measure, a performance measure for period to period comparisons and a valuation measure.

(2) Debt includes capital lease obligations.

UNIVERSAL COMPRESSION HOLDINGS, INC.

UNAUDITED SUPPLEMENTAL INFORMATION

(Horsepower in thousands)

	Three Months Ended
	December 31, 2004	September 30, 2004	December 31, 2003
Total Horsepower Available (at period end):
Domestic contract compression	1,908	1,896	1,900
International contract compression	518	437	401
Total	2,426	2,333	2,301

Average Contracted Horsepower:
Domestic contract compression	1,696	1,665	1,661
International contract compression	442	401	363
Total	2,138	2,066	2,024

Horsepower Utilization:
Spot (at period end)	89.9%	89.8%	87.0%
Average	89.8%	88.9%	86.9%

Fabrication Backlog (in millions)	$83	$66	$92

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